Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (No. 333-143245 and 333-213117) on Form S-8 of Nicholas Financial, Inc. and Subsidiaries of our report dated June 24, 2022, relating to the consolidated financial statements of Nicholas Financial, Inc. and Subsidiaries, appearing in this Annual Report on Form 10-K of Nicholas Financial, Inc. and subsidiaries for the year ended March 31, 2022.

/s/ RSM US LLP

Raleigh, North Carolina
June 27, 2023